UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Smithfield Foods, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FOR IMMEDIATE RELEASE

Contacts:

Investors

Keira Lombardo

Smithfield Foods, Inc.

(757) 365-3050

keiralombardo@smithfieldfoods.com

Bruce Goldfarb / Chuck Garske

Okapi Partners, LLC

212-297-0724

Media

Matthew Sherman / Andrew Siegel / Erin Kurtz

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS

SMITHFIELD FOODS SHAREHOLDERS VOTE “FOR”

STRATEGIC COMBINATION WITH SHUANGHUI INTERNATIONAL

Glass Lewis Joins ISS in Supporting Proposed Smithfield-Shuanghui Transaction

Transaction on track to close by September 26 following shareholder approval

SMITHFIELD, Va. (September 13, 2013) — Smithfield Foods, Inc. (“Smithfield”) (NYSE:SFD) announced today that Glass Lewis & Co. (“Glass Lewis”), an independent proxy voting and corporate governance advisory firm, recommends that Smithfield shareholders vote “FOR” the proposed strategic combination with Shuanghui International Holdings Limited at Smithfield’s special meeting of shareholders scheduled for September 24, 2013. Glass Lewis joins Institutional Shareholder Services (“ISS”) in its recommendation ‘FOR’ the proposed transaction with Shuanghui.

“We are pleased that the proposed transaction with Shuanghui has now been endorsed by both Glass Lewis and ISS, the nation’s two leading independent proxy advisory firms,” said C. Larry Pope, president and chief executive officer of Smithfield. “Both Glass Lewis and ISS recognize the significant value that the proposed combination will deliver to all Smithfield shareholders. We look forward to completing this transaction and beginning a new chapter in Smithfield’s long and successful history. On behalf of the entire Board of Directors, I urge all Smithfield shareholders to follow the recommendations of both Glass Lewis and ISS and vote “FOR” the proposal to approve the merger agreement.”

In recommending that Smithfield shareholders vote “FOR” the proposed strategic combination, Glass Lewis stated in its September 12, 2013 report:

“[W]e believe the proposed transaction is favorable and recommend that shareholders support this proposal. Accordingly, we recommend that shareholders vote FOR this proposal.” *

As previously announced on September 12, 2013, ISS also recommends that Smithfield shareholders vote “FOR” the proposed strategic combination. ISS stated in its September 11, 2013 report:

“The $34.00 per share cash offer provides shareholders with a considerable and certain premium to the company’s standalone trading price. The certainty of the deal’s closure has also improved considerably over the last several months, as Shuanghui secured its committed financing and the merger received regulatory approval under HSR and CFIUS. Given the board’s eagerness to consummate the merger before year end, the receipt of the consideration in the near future appears increasingly certain.”*

The ISS report also stated:

“ISS recommends that clients vote FOR the merger with Shuanghui in light of the considerable premium offered by the deal and the certainty of value provided by the all-cash consideration.”*

The special meeting of Smithfield shareholders is scheduled for Tuesday, September 24, 2013, at 9:00 a.m. Eastern Time. The meeting will be held at McGuireWoods LLP at One James Center, 901 East Cary Street, Richmond, Virginia. All shareholders of record of Smithfield’s common stock as of the close of business on August 5, 2013, will be entitled to vote their shares at the meeting either in person or by proxy.

The Smithfield board of directors unanimously recommends that Smithfield shareholders follow the recommendations of both ISS and Glass Lewis and vote “FOR” the proposal to approve the merger agreement. Under the terms of the agreement, Smithfield shareholders will receive $34.00 per share in cash for each share of Smithfield common stock that they own. Upon closing of the transaction, Smithfield’s common stock will cease to be publicly traded and the company will be a wholly-owned subsidiary of Shuanghui International Holdings Limited, operating as Smithfield Foods. Following receipt of shareholder approval, the company expects to complete the combination by September 26, 2013.

*	Permission to use quotations from the Glass Lewis and ISS reports was neither sought nor obtained.

About Smithfield Foods

Smithfield Foods is a $13 billion global food company and the world’s largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook’s®, Gwaltney®, John Morrell®, Kretschmar®, Curly’s®, Carando®, Margherita®, and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.

About Shuanghui International Holdings Limited

Shuanghui International Holdings Limited is a Hong Kong-based privately held company that owns a variety of businesses that include food and logistics. Shuanghui International and its subsidiaries are the majority shareholders of China’s largest meat processor, Henan Shuanghui Investment & Development Co. Ltd., which is publicly listed on the Shenzhen Stock Exchange under the ticker symbol 000895. More information about Shuanghui International is available at www.shuanghui-international.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, approval of the merger proposal by the Company’s shareholders; the failure of one or more conditions to the closing of the merger agreement to be satisfied; the failure of Shuanghui International Holdings Limited to obtain the necessary financing in connection with the merger agreement; the amount of the costs, fees, expenses and charges related to the merger agreement or merger; risks arising from the merger’s diversion of management’s attention from the Company’s ongoing business operations; risks that our stock price may decline significantly if the merger is not completed; the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the merger; the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies; food safety; livestock disease; live hog production costs; product pricing; the competitive environment and related market conditions; risks associated with the Company’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook; hedging risk; adverse weather conditions; operating efficiencies; changes in foreign currency exchange rates; access to capital; the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; adverse results from litigation; actions of domestic and foreign governments; labor relations issues; credit exposure to large customers; the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and other risks and uncertainties described under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 28, 2013.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed a definitive proxy statement with the SEC on August 19, 2013. Shareholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information about the proposed merger.

Investors may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement and the Company’s other filings with the SEC from the Company’s website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger is set forth in the definitive proxy statement filed with the SEC on August 19, 2013. You can also find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 28, 2013.

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